Exhibit 5.1

May 10, 2023

Rail Vision Ltd.

15 Ha’Tidhar St

Ra’anana, 4366517

Israel

Re: Rail Vision Ltd. – Prospectus Supplement Pursuant to Rule 424(b)(5)

We have acted as Israeli counsel for Rail Vision Ltd., an Israeli company (the “Company”), in connection with the issuance and sale by the Company (“Offering”) of 3,947,368 Ordinary Shares, par value NIS 0.01 per share (the “Offered Shares”).

This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”)

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form F-3 (Registration Statement No. 333-271068) (the “Registration Statement”) filed by the Company with the SEC and the prospectus supplement dated May 10, 2023 filed by the Company with the SEC in connection with the registration of certain securities pursuant to Rule 424(b)(5) and as to which this opinion is filed as an exhibit (the “Prospectus Supplement”), (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement, the Prospectus Supplement and the actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Shares have been duly authorized by the Company, and, upon payment to the Company of the consideration per Offered Share in such amount and form as described in the Prospectus Supplement, and when issued and sold in the Offering as described in the Prospectus Supplement, the Offered Shares will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Prospectus Supplement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

Very truly yours,

/s/ Shibolet & Co.